UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 01, 2024

Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market
Warrants, exercisable for shares of Common Stock*	SAVAW	Nasdaq Capital Market

* In connection with the redemption of the Warrants on May 7, 2024, Nasdaq Stock Market LLC has filed a Form 25 relating to their removal from listing and deregistration under Section 12(b) of the Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Update on Government Investigations

Cassava Sciences, Inc. (“Cassava” or the “Company”) has been engaging with the U.S. Department of Justice (the “DOJ”) and the U.S. Securities and Exchange Commission (the “SEC”) in connection with ongoing investigations into the Company and two senior employees of the Company. Cassava is cooperating with the DOJ and SEC in connection with these investigations.

In the course of ongoing discussions with the SEC regarding the Company’s Phase 2b study of simufilam in Alzheimer’s disease (the “Phase 2b Study”), the SEC recently provided the Company with new information obtained during its investigation. The Company’s Board of Directors (the “Board”) has empowered an Ad Hoc Investigation Committee (the “Committee”), comprising independent directors, to direct an investigation (the “Internal Investigation”) of the information provided by the SEC. The Internal Investigation is also evaluating information contained in the DOJ indictment of Dr. Hoau-Yan Wang discussed below. This Committee, with the assistance of the Company’s General Counsel, is supervising outside counsel conducting the Internal Investigation. The Committee is also empowered to oversee the Company’s disclosures in filings with the SEC regarding matters at issue in the Internal Investigation. The Internal Investigation is continuing.

Indictment of Dr. Hoau-Yan Wang

On June 28, 2024, the DOJ announced that a federal grand jury in the U.S. District Court for the District of Maryland returned an indictment of Dr. Wang. The indictment alleges that Dr. Wang caused Cassava to submit grant applications to the U.S. National Institutes of Health (“NIH”) that contained false and fraudulent representations about his research. Among other things, the indictment alleges that Dr. Wang made materially false, fraudulent, and misleading statements to NIH regarding the mechanism by which the Company’s therapeutic product candidate, simufilam, was designed to treat Alzheimer’s disease and the improvement of certain Alzheimer’s disease indicators in patients treated with simufilam, and that Dr. Wang manipulated or otherwise fabricated research results, including Western Blot images that he prepared.

Dr. Wang, who is employed as a professor at the School of Medicine of the City University of New York (“CUNY”), previously served as a scientific collaborator and advisor to Cassava. Dr. Wang’s research, including foundational research published together with Dr. Lindsay Burns, Cassava’s SVP, Neuroscience, led to the discovery of simufilam. Among other work for Cassava, Dr. Wang’s laboratory at CUNY conducted the final bioanalysis for the Phase 2b Study, which the Company reported as part of the final results of the Phase 2b Study.

Dr. Wang received compensation from the Company for his consulting and advisory work for Cassava. For over a decade until Cassava’s termination of its consulting relationship with him, Dr. Wang was paid a cash stipend of $2,000 per month. He has also been awarded stock options pursuant to the Company’s equity incentive plans, none of which have been exercised through the date of this report. As of the date of this report, Dr. Wang holds 18,571 stock options, all of which were granted between 2015 and 2019 and are fully vested, with a weighted average exercise price of $4.22 per share. Dr. Wang was previously a participant in the Company’s cash incentive bonus plan (the “Cash Incentive Plan”), during which time the Company achieved target valuation milestones that established aggregate bonus payment amounts. The determination whether to make any payments of such amounts to participants and, if so, the allocation of amounts among participants (other than the Company’s chief executive officer), remains subject to the discretion of the Compensation Committee of the Board. In all cases, the payment of cash bonuses under the Cash Incentive Plan is subject to (i) Cassava’s completion of a merger transaction or (2) the determination by the Compensation Committee of the Board that the Company has sufficient cash on hand to render such payment, neither of which may ever occur. To date, Dr. Wang has not been allocated any cash bonus payment pursuant to the Cash Incentive Plan. The Company has not paid any cash bonus to Dr. Wang or to any other participant under the Cash Incentive Plan as of the date of this report. Prior to Dr. Wang’s indictment, the Company terminated its consulting relationship with him, and the Board removed him as a participant in the Cash Incentive Plan.

Supplemental Disclosures

Based on the Committee’s preliminary review of information gathered in the Internal Investigation to date, the Company is supplementing its prior disclosures, initially reported in September 2020, regarding the Phase 2b Study.

The Phase 2b Study was designed as a 28-day, approximately 60-patient, randomized, double-blind, placebo-controlled, multiple dose study. One objective of the Phase 2b Study was to measure changes in levels of cerebrospinal fluid (“CSF”) biomarkers in study participants from baseline value to Day 28. Based on CSF biomarker assays and bioanalysis conducted by Dr. Wang, Cassava reported statistically significant improvements in biomarkers in treatment groups as compared to the placebo group. To date, the Internal Investigation has determined that certain statistical information contained in an attachment to an email sent by a senior employee of Cassava to Dr. Wang before the bioanalysis could have been used to unblind him as to some number of Phase 2b Study participants.

Another objective of the Phase 2b Study was to measure changes in cognitive outcome measures using the Cambridge Neuropsychological Test Automated Battery, or CANTAB, (a validated, computer-based battery of tests) over the 28-day study period. Neither Dr. Wang nor his laboratory at CUNY was involved in the cognition portion of the Phase 2b Study.

With respect to the cognition portion of the Phase 2b Study, Cassava is reporting in this 8-K information regarding its post hoc statistical analysis with respect to selected CANTAB outcome measures for the Phase 2b Study. This information was previously disclosed in a draft preprint manuscript that was publicly available as of the first quarter of 2021. The Phase 2b Study’s CANTAB tests were not powered for statistical significance and were therefore evaluated only for effect size.

In September 2020, the Company reported on study participants’ episodic memory and spatial working memory, as assessed using CANTAB, over the 28-day study period. The Company reported the primary outcome measurements of Paired Associates Learning total errors adjusted, in respect of episodic memory, and total errors in respect of Spatial Working Memory. Other outcome measurements that were generated by the CANTAB tests were not reported by the Company.

Although the 28-day Phase 2b Study enrolled 64 patients, the statistical analysis of the CANTAB outcome measurements reported by the Company reflected certain study participant exclusions. With respect to the analysis of episodic memory measures, approximately 42% of study participants were excluded from the reported analysis (approximately 38% of study participants from the 50 mg arm, approximately 52% of study participants from the 100 mg arm and approximately 36% from the placebo arm). For these episodic memory test exclusions, the most and least impaired subjects were excluded by baseline score (≤ 11 or ≥ 54 out of 70 total possible errors) before the effect size was calculated. These cutoffs were employed to remove subjects with very few errors (ceiling effects), as well as subjects who performed so poorly that they may not have understood the task evaluated by the test. Analysis of both CANTAB test data sets also excluded subjects with no detectable plasma simufilam (3 patients) (i.e., treatment arm study participants who did not appear to have taken simufilam), patients who were ≥25% noncompliant with the study’s treatment regimen by pill counts (2 patients), patients with no baseline test (1 patient), and patients who, according to study investigators, did not understand the test instructions (1 patient). Accordingly, reported results reflected N=14, 13, 10 for episodic memory, and N=22, 17, 18 for spatial working memory for placebo, 50 and 100 mg, respectively. Because the results first reported in September 2020 reflect calculations of effect size after these exclusions, the Company’s reported results reflect an analysis of a substantially smaller analysis-set population than the full Phase 2b Study population.

Independent Analysis of Phase 3 Trial Data

The Company is currently conducting two randomized, placebo-controlled Phase 3 clinical trials of oral simufilam in patients with mild-to-moderate Alzheimer’s disease. Both trials are fully enrolled. The trials have randomized a total of approximately 1,900 patients with mild-to-moderate Alzheimer’s disease at baseline. All efficacy data from the Company’s Phase 3 program remain blinded. There are no interim analyses on efficacy outcomes.

Phase 3 data and samples for bioanalysis will be directly provided to and analyzed by independent, third-party commercial consulting firms. Neither Dr. Wang nor his laboratory at CUNY has any involvement in the Company’s ongoing Phase 3 clinical trials of simufilam.

Cautionary Note Regarding Forward-Looking Statements:

This report contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to statements regarding: ongoing government investigations, the Company’s ongoing Internal Investigation, and potential findings or outcomes of such investigations; statements relating to clinical trials of Cassava’s product candidates; and statements relating to the potential benefits, if any, of Cassava’s product candidates. These statements may be identified by words such as “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” and other words and terms of similar meaning. Such statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and future reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this report are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements.

Cassava’s clinical results from earlier-stage clinical trials may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data the Company presents or publishes or has presented or published previously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: July 01, 2024
	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Financial Officer